Exhibit 4.1
[Founders’ Unit Legend
THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.
THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE LETTER AGREEMENT DATED AS OF                     , 2007, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE HOLDER, THE COMPANY, LAZARD CAPITAL MARKETS LLC, AND MORGAN STANLEY & CO. INCORPORATED, AND (II) THE WARRANT AGREEMENT DATED AS OF                     , 2007, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]
SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS

U-	CUSIP
SEE REVERSE FOR CERTAIN
           DEFINITIONS
ATLAS ACQUISITION HOLDINGS CORP.
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE
SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Atlas Acquisition Holdings Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business combination with a target business or (ii)                     , 2008 and will expire unless exercised before 5:00 p.m., New York City Time, on                     , 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate will be permitted to trade separately ninety business days (or such earlier number of days as the underwriters may permit) after the consummation of the initial public offering of the Company (or as soon as practicable thereafter), subject to the Company having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of its initial public offering and having issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2007 as may be amended from time to time, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:

By:

	James N. Hauslein, Chief Executive Officer	Gaurav V. Burman, Secretary

Countersigned and Registered:

By:

	American Stock Transfer & Trust Company	Registrar
CORPORATE SEAL
2007
DELAWARE
ATLAS ACQUISITION HOLDINGS CORP.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —			Custodian
		(Cust)	(Minor)

under Uniform Gifts to Minors
Act

(State)
Additional abbreviations may also be used though not in the above list.
     For value received,                                                              hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company will full power of substitute in the premises.

Dated

(SIGNATURE)

	NOTICE	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

3